Investor Contact:

John Mills

Senior Managing Director

ICR

310.954.1105

Limoneira Announces Closing of Public Offering of Common Stock

Santa Paula, CA., February 20, 2013 – Limoneira Company (NASDAQ: LMNR), a leading agribusiness with prime agricultural land and operations, real estate and water rights in California, has completed its previously announced public offering of 1,800,000 shares of its common stock at a public offering price of $18.50 per share, for total gross proceeds of approximately $33.3 million. Janney Montgomery Scott LLC acted as the lead book running manager for this offering. Roth Capital Partners, LLC acted as co-lead manager of this offering. Feltl and Company Inc. acted as co-manager of this offering.

The Company intends to use the net proceeds from this offering for general corporate purposes, which may include repayment of debt, real estate development and agricultural acquisitions.

This press release does not constitute an offer to sell any securities of the Company or a solicitation of an offer to buy such securities, nor shall there be any sale of such securities in any state or other jurisdiction where such offer and sale is not permitted.

The common stock was sold by the Company pursuant to a shelf registration statement, which was previously filed with and declared effective by the Securities and Exchange Commission. The offering was made only by means of a prospectus supplement and an accompanying prospectus, copies of which may be obtained from Janney Montgomery Scott LLC, Attention: Equity Capital Markets Group, 60 State St., 35th Floor, Boston, MA 02109, or by email at prospectus@janney.com.

About Limoneira Company

Limoneira Company, a 119-year-old international agribusiness headquartered in Santa Paula, California, has grown to become one of the premier integrated agribusinesses in the world. Limoneira (pronounced lē mon΄âra), is a dedicated sustainability company with approximately 8,200 acres of rich agricultural lands, real estate properties and water rights in California. The Company is a leading producer of lemons, avocados, oranges, specialty citrus and other crops that are enjoyed throughout the world. For more about Limoneira Company, visit www.limoneira.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Limoneira's current expectations about future events and can be identified by terms such as "expect," "may," "anticipate," "intend," "should be," "will be," "is likely to," "strive to," and similar expressions referring to future periods.

Limoneira believes the expectations reflected in the forward-looking statements are reasonable but cannot guarantee future results, level of activity, performance or achievements. Actual results may differ materially from those expressed or implied in the forward-looking statements. Therefore, Limoneira cautions you against relying on any of these forward-looking statements. Factors which may cause future outcomes to differ materially from those foreseen in forward-looking statements include, but are not limited to: changes in laws, regulations, rules, quotas, tariffs and import laws; weather conditions that affect production, transportation, storage, import and export of fresh product; increased pressure from crop disease, insects and other pests; disruption of water supplies or changes in water allocations; pricing and supply of raw materials and products; market responses to industry volume pressures; pricing and supply of energy; changes in interest and currency exchange rates; availability of financing for land development activities; general economic conditions for residential and commercial real estate development; political changes and economic crises; international conflict; acts of terrorism; labor disruptions, strikes or work stoppages; loss of important intellectual property rights; inability to pay debt obligations; inability to engage in certain transactions due to restrictive covenants in debt instruments; government restrictions on land use; and market and pricing risks due to concentrated ownership of stock. Other risks and uncertainties include those that are described in Limoneira's SEC filings, which are available on the SEC's website at http://www.sec.gov. Limoneira undertakes no obligation to subsequently update or revise the forward-looking statements made in this press release, except as required by law.